UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-35009

Delaware	58-1461399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330 Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition
On March 28, 2013, Fortegra Financial Corporation issued a news release regarding its financial results for the three and twelve months ended December 31, 2012. A copy of the news release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. For purposes of Section 18 of the Securities Exchange Act of 1934, the news release is deemed furnished not filed.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Interim Review

(a) On March 27, 2013, the audit committee (the "Audit Committee") of the board of directors of Fortegra Financial Corporation (the "Company"), at the recommendation of the Company's management, concluded that the Company's previously issued consolidated financial statements for the years ending 2011 and 2010 and for the quarterly periods ended March 31, June 30 and September 30 of the years 2012, 2011 and 2010 should no longer be relied upon (the "Financial Statements").

•	Error in Revenue Presentation

The Company identified an error in its presentation of revenues for service and administrative fees generated by its Motor Clubs division in its Payment Protection segment. The Company performed an analysis and determined that, under the guidance in Accounting Standards Codification 605, "Revenue Recognition," these revenues should be reported on a gross basis with the corresponding gross expenses reported in the expense section of the Consolidated Statements of Income in the member benefit claims and commissions line items. Historically, these revenues and expenses were presented on a combined net basis in service and administrative fees on the Consolidated Statements of Income. The effect of the correction does not impact net income, basic or diluted earnings per share amounts, comprehensive income or loss, assets, liabilities, stockholders' equity or net cash provided by operating activities.

•	Correction of Immaterial Errors

In addition, in connection with the restatement, the Company has revised certain prior year amounts to reflect immaterial corrections of prior period errors. These corrections had no material effect on net income, basic or diluted earnings per share amounts, comprehensive income or loss or stockholders' equity for any period and pertain to: (i) purchase accounting adjustments related to goodwill, property and equipment and deferred taxes in connection with the April 2009 acquisition of Bliss & Glennon and the 2011 acquisition of Auto Knight Motor Club, (ii) the method of recognizing revenue in the Motor Clubs division (excluding the reclassification adjustments made to the Company's Motor Clubs division described above), and (iii) an error in 2011 cash flows caused primarily by the reporting of certain changes in deferred income taxes as operating rather than investing activities.

•	Material Weaknesses

As a result of its ongoing review of its controls and procedures for accounting for service and administrative fees generated by its Motor Clubs division, the Company has determined that the accounting error resulted from a material weakness in its internal control over financial reporting related to those controls and procedures in its Payment Protection segment. The Company has instituted and will continue to institute steps to remediate the material weakness and will continue to implement additional procedures for each of its segments with respect to the review of accounting for service and administrative fee revenues, member benefit claims and commissions.

The Company has identified a control deficiency related to the reporting of retrospective commissions in the Payment Protection segment, related to documentation supporting estimation processes and related accrual balances. This deficiency did not result in any accounting errors for retrospective commissions in prior periods. Despite the accuracy of our accounting for retrospective commissions, the associated internal control was deemed inadequate to prevent or detect material errors in retrospective commission accruals. Management concluded that this control deficiency represented a material weakness due to the significance of those accruals.

Management and the Audit Committee have discussed the matters disclosed in this Item 4.02(a) with the Company's independent registered public accounting firm, Johnson Lambert LLP.
Forward Looking Statements

This Current Report on Form 8-K contains forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward looking statements regarding the Company's continuing analysis and review of the accounting errors, the restatement of its consolidated financial statements and review of its internal control over financial reporting and disclosure controls and procedures. These statements are based on management's current expectations and estimates. These statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward looking statements, including, without limitation, risks relating to additional information that may arise from the Company's continuing internal review of the accounting related errors and its prior financial statements, as well as the review and audit by the Company's independent registered public accounting firm of the Company's prior financial statements, the Company's ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures; and the Company's ability to correct any issues in the design or operating effectiveness of its internal control over financial reporting and disclosure controls and procedures.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
99.1	News Release, dated March 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: March 28, 2013	By:	/s/ Walter P. Mascherin
	Name:	Walter P. Mascherin
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release, dated March 28, 2013